UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 22, 2021

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

782 S. Auto Mall Drive
American Fork, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Verb Technology Company, Inc. (the “Company”) was held on October 22, 2021. The following proposals were approved at the Annual Meeting by the votes indicated:

Proposal One: To elect six directors to the Company’s board of directors. The nominees for election were Rory J. Cutaia, James P. Geiskopf, Phillip J. Bond, Kenneth S. Cragun, Nancy Heinen and Judith Hammerschmidt.

The following nominees were elected by the votes indicated to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
Rory J. Cutaia	16,831,810	110,781	21,856,261
James P. Geiskopf	16,019,742	922,849	21,856,261
Phillip J. Bond	14,892,553	2,050,038	21,856,261
Kenneth S. Cragun	14,974,794	1,967,797	21,856,261
Nancy Heinen	16,219,496	723,095	21,856,261
Judith Hammerschmidt	15,673,031	1,269,560	21,856,261

Proposal Two: To ratify the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm.

Total Votes
For	38,559,868
Against	80,316
Abstain	158,668
Broker Non-Votes	N/A

Proposal Three: To consider and vote upon a proposal to adjourn the Annual Meeting, if necessary or appropriate.

Total Votes
For	37,127,472
Against	1,576,864
Abstain	94,516
Broker Non-Votes	N/A

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2021	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer

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